Exhibit 99.10

LETTER TO CLIENTS

Offer by

THE TALBOTS, INC.

to Exchange

for

Each Outstanding Warrant

of

BPW ACQUISITION CORP.

For Shares of Common Stock or Warrants
(with a floating exchange ratio that is within a
collar and a fixed exchange ratio outside the
collar as described below)

of

The Talbots, Inc.

THE EXCHANGE OFFER (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK TIME, AT THE END OF MARCH 26, 2010, UNLESS THE EXCHANGE OFFER IS EXTENDED. WARRANTS OF BPW ACQUISITION CORP. TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

March 1, 2010

To Our Clients:

Enclosed for your consideration are the prospectus/offer to exchange, dated March 1, 2010 (the “Prospectus”) of The Talbots, Inc., a Delaware corporation (“Talbots”), and the related Letter of Election and Transmittal (which, together, as amended, supplemented or otherwise modified from time to time, constitute the “Exchange Offer”) in connection with the exchange offer by Talbots to exchange each outstanding warrant (the “Warrants”) to acquire shares of common stock of BPW Acquisition Corp. (“BPW”) validly tendered and not withdrawn in the offer, at the election of the holder of such warrant, for either:

•	a number of shares of Talbots common stock (the “Talbots Common Stock Exchange Ratio”) equal to the greater of:

•	0.09853, which is the quotient (rounded to the nearest one hundred-thousandth) obtained by dividing $1.125 by the volume weighted average price of Talbots common stock on the NYSE for the 15 consecutive trading days immediately preceding the fifth trading day prior to the date of the special meeting of BPW stockholders to approve the merger (the “Average Talbots Price”) contemplated by the Agreement and Plan of Merger, dated as of December 8, 2009, by and among Talbots, Tailor Acquisition, Inc., and BPW, as amended by the First Amendment to the Agreement and Plan of Merger, dated as of February 16, 2010 (the “Merger Agreement”), and

•	the quotient (rounded to the nearest one hundred-thousandth) obtained dividing $1.125 by the average of the daily volume weighted average prices per share (calculated to the nearest one-hundredth of one cent) of shares of Talbots common stock, on the New York Stock Exchange over the 5 consecutive trading days immediately preceding the date of completion of the merger (the “Talbots Closing Average”), provided that if such quotient is greater than 0.13235, such quotient shall be deemed to be 0.13235, and if such quotient is less than 0.09000, then such quotient shall be deemed to be 0.09000, or

•	a number of warrants to acquire shares of Talbots common stock (“Talbots Warrants”), based on an exchange ratio equal to the product obtained by multiplying 10 times the Talbots Common Stock Exchange Ratio.

We (or our nominees) are the holder of record of Warrants held by us for your account. A tender of such Warrants can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Election and Transmittal is furnished to you for your information only and cannot be used by you to tender Warrants held by us for your account.

We request instructions as to whether you wish to have us tender on your behalf any or all of the Warrants held by us for your account pursuant to the terms and conditions set forth in the Exchange Offer.

Your attention is directed to the following:

1. The consideration for each Warrant is, at the election of the holder, either

•	a number of shares equal to the Talbots Common Stock Exchange Ratio, which is the greater of:

•	0.09853, which is the quotient (rounded to the nearest one hundred-thousandth) obtained by dividing $1.125 by the Average Talbots Price, and

•	the quotient (rounded to the nearest one hundred-thousandth) obtained dividing $1.125 by the Talbots Closing Average, provided that if such quotient is greater than 0.13235, such quotient shall be deemed to be 0.13235, and if such quotient is less than 0.0900, then such quotient shall be deemed to be 0.09000, or

•	a number of Talbots Warrants, based on an exchange ratio equal to the product obtained by multiplying 10 times the Talbots Common Stock Exchange Ratio.

2. The Exchange Offer is being made for all outstanding Warrants.

3. The Exchange Offer and withdrawal rights will expire at 12:00 midnight, New York time, at the end of March 26, 2010, unless the Exchange Offer is extended (as extended, the “Expiration Date”) .

4. The Exchange Offer is conditioned upon, among other things, there having been validly tendered, and not withdrawn prior to the Expiration Date, a number of Warrants that shall constitute at least 90% of the Warrants issued in BPW’s initial public offering. Other conditions to the Exchange Offer are described in the Prospectus. See the section of the Prospectus captioned “The Offer — Conditions of the Offer.”

5. A holder of Warrants who fails to complete and sign the Internal Revenue Service (“IRS”) Form W-9 (or obtain and complete an appropriate IRS Form W-8, in the case of a foreign warrantholder) may be subject to a required federal backup withholding tax on any payment to the warrantholder pursuant to the Exchange Offer.

6. Exchange of Warrants will be made only after timely receipt by Computershare Inc. (the “Exchange Agent”) of (1) certificates for such Warrants or a confirmation of a book-entry transfer of such Warrants into the Exchange Agent’s account at the Depository Trust Company, (2) a properly completed and duly executed Letter of Election and Transmittal, or an agent’s message (as defined in the Letter of Election and Transmittal) in connection with a book-entry transfer, and (3) any other required documents. Accordingly, tendering holders may receive Talbots common stock or Talbots Warrants, as applicable, at different times depending upon when certificates evidencing the Warrants or book-entry confirmations with respect to the Warrants and all other required documents are actually received by the Exchange Agent. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE SHARES OF TALBOTS COMMON STOCK, THE TALBOTS WARRANTS OR ANY CASH PAID IN LIEU OF FRACTIONAL SHARES OR WARRANTS THAT TALBOTS PAYS TO YOU IN THE EXCHANGE FOR YOUR WARRANTS, REGARDLESS OF ANY EXTENSION OF THE EXCHANGE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

7. Any transfer taxes applicable to the transfer and sale of the Warrants to Talbots pursuant to the Exchange Offer will be paid by Talbots, except as otherwise provided in the Prospectus and the related Letter of Election and Transmittal.

The Exchange Offer is being made only by the Prospectus and the related Letter of Election and Transmittal and any amendments or supplements thereto, and is being made to all holders of Warrants. Talbots is not aware of any state where the making of the Exchange Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Talbots becomes aware of any valid state statute prohibiting the making of the Exchange Offer or the acceptance of the Warrants pursuant thereto, Talbots will make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Exchange Offer. If, after such good faith effort, Talbots cannot comply with such state statute, the Exchange Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Warrants in such state. In any jurisdiction where the securities, “blue sky” or other laws require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer shall be deemed to be made on our behalf by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

If you wish to tender your Warrants, but your certificates representing such Warrants are not immediately available or you cannot deliver such certificates and all other required documents to the Exchange Agent prior to the Expiration Date or you cannot comply with the procedure for book-entry transfer on a timely basis, you may tender your Warrants by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth herein and in “The Offer — Guaranteed Delivery” in the Prospectus.

If you wish to have us tender any or all of the Warrants held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. If you authorize the tender of your Warrants, all such Warrants will be tendered unless otherwise specified on the back page of this letter. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

INSTRUCTIONS WITH RESPECT TO THE
Offer by
THE TALBOTS, INC.
to Exchange
for
Each Outstanding Warrant
of
BPW ACQUISITION CORP.
For Shares of Common Stock or Warrants
(with a floating exchange ratio that is within a
collar and a fixed exchange ratio outside the
collar as described below)
of
THE TALBOTS, INC.

The undersigned acknowledge(s) receipt of your letter, the enclosed prospectus/offer to exchange, dated March 1, 2010 (the “Prospectus”), and the related Letter of Election and Transmittal (which, together, as amended, supplemented or modified from time to time, constitute the “Exchange Offer”) in connection with the offer by The Talbots, Inc., a Delaware corporation (“Talbots”), to exchange for each outstanding warrant (the “Warrants”) to acquire shares of common stock of BPW Acquisition Corp. (“BPW”) validly tendered and not withdrawn in the offer, at the election of the holder of such warrant either:

•	a number of shares of Talbots common stock (the “Talbots Common Stock Exchange Ratio”) equal to the greater of:

•	0.09853, which is the quotient (rounded to the nearest one hundred-thousandth) obtained by dividing $1.125 by the volume weighted average price of Talbots common stock on the NYSE for the 15 consecutive trading days immediately preceding the fifth trading day prior to the date of the special meeting of BPW stockholders to approve the merger (the “Average Talbots Price”) contemplated by the Agreement and Plan of Merger, dated as of December 8, 2009, by and among Talbots, Tailor Acquisition, Inc., and BPW, as amended by the First Amendment to the Agreement and Plan of Merger, dated as of February 16, 2010 (the “Merger Agreement”), and

•	the quotient (rounded to the nearest one hundred-thousandth) obtained dividing $1.125 by the average of the daily volume weighted average prices per share (calculated to the nearest one-hundredth of one cent) of shares of Talbots common stock, on the New York Stock Exchange over the 5 consecutive trading days immediately preceding the date of completion of the merger (the “Talbots Closing Average”), provided that if such quotient is greater than 0.13235, such quotient shall be deemed to be 0.13235, and if such quotient is less than 0.09000, then such quotient shall be deemed to be 0.09000, or

•	a number of warrants to acquire shares of Talbots common stock (“Talbots Warrants”), based on an exchange ratio equal to the product obtained by multiplying 10 times the Talbots Common Stock Exchange Ratio.

This will instruct you to tender to Talbots the number of Warrants indicated below (or if no number is indicated below, all Warrants which are held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Exchange Offer.

Number of Warrants to be Tendered:*

Account No.:

Signature(s):

(Sign Here)

Dated:

Print Name(s):

Address(es):

Area Code and Telephone Number:

Tax Identification or Social Security Number:

*	Unless otherwise indicated, it will be assumed that you instruct us to tender all Warrants held by us for your account.

Election of Exchange Offer consideration:

☐	I HEREBY ELECT TO RECEIVE SHARES OF TALBOTS COMMON STOCK IN EXCHANGE FOR THE BPW WARRANTS INDICATED ABOVE UNDER “NUMBER OF WARRANTS TO BE TENDERED,” UPON THE TERMS AND SUBJECT TO THE CONDITIONS DESCRIBED IN THE PROSPECTUS AND THE RELATED LETTER OF ELECTION AND TRANSMITTAL, INCLUDING THE PRORATION PROCEDURES DESCRIBED IN THE PROSPECTUS AND THE RELATED LETTER OF ELECTION AND TRANSMITTAL.

☐	I HEREBY ELECT TO RECEIVE TALBOTS WARRANTS IN EXCHANGE FOR THE BPW WARRANTS INDICATED ABOVE UNDER “NUMBER OF WARRANTS TO BE TENDERED,” UPON THE TERMS AND SUBJECT TO THE CONDITIONS DESCRIBED IN THE PROSPECTUS AND THE RELATED LETTER OF ELECTION AND TRANSMITTAL, INCLUDING THE PRORATION PROCEDURES DESCRIBED IN THE PROSPECTUS AND THE RELATED LETTER OF ELECTION AND TRANSMITTAL.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE EXCHANGE AGENT, INFORMATION AGENT OR TALBOTS.